SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Act of 1934

Date of Report (Date of earliest event reported):	February 20, 2003

GREAT WESTERN LAND AND RECREATION, INC.

(Exact name of registrant as specified in its charter)

NEVADA	0-18808	13-3530765

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer ID No.)

5115 N. Scottsdale Road, Suite 101, Scottsdale, Arizona 85250

(Address of principal executive office) (Zip Code)

Registrant’s telephone number, including area code:	(480) 949-6007

1St Realty Investments, Inc.

(Former name or former address, if changed since last report)

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS
ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS
ITEM 8. CHANGE IN FISCAL YEAR

GREAT WESTERN LAND AND RECREATION, INC.

FORM 8-K/A

CURRENT REPORT

INTRODUCTION

Effective February 20, 2003, the Registrant completed a merger with Great Western Land and Recreation, Inc., a Delaware corporation (“GWLAR”), whereby the Registrant was the surviving company. Immediately upon the merger becoming effective, the Registrant changed its year end to December 31, 2003. Both the Registrant and GWLAR had filed with the SEC prior to the merger. When the Registrant filed its Form 8-K to report this event, the Registrant’s filing agent inadvertently filed the Form 8-K under the Edger ID number for GWLAR. In addition, certain information regarding the acquired assets was not filed with the original Form 8-K. Therefore, the Registrant has amended the original Form 8-K as follows and is refiling it under the correct Edger ID number.

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS

Effective February 20, 2003, the Registrant completed a merger whereby it acquired all of the outstanding share capital of Great Western Land and Recreation, Inc., a Delaware corporation. Under the terms of the merger, the Registrant, a Nevada corporation, was the surviving party. The assets received by the Registrant consisted mainly of direct and indirect holdings in residential and recreational real estate development projects located in Arizona, New Mexico and Texas. The purchase price consisted of 18,904,649 (post-split) shares of the Registrant’s common stock and 14,380 shares of the Registrant’s Series A Cumulative Convertible Preferred Stock. The acquired company was wholly owned by Amortibanc Investments, L.C. A full description of the terms of the merger can be found in the Registrant’s Schedule 14C filed with the SEC on January 8, 2003.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(a)	The Registrant intends to file financial statements as may be required by this report on or before May 5, 2003.

(b)	The Registrant intends to file the pro forma financial information required by this report on or before May 5, 2003.

(c)	EXHIBIT 10.13 — First Amended and Restated Agreement and Plan of Merger between 1st Realty Investments, Inc. and Great Western Land and Recreation, Inc. dated as of November 20, 2002 (Incorporated by reference to Appendix A of Schedule 14C filed with the Commission on January 27, 2003).

ITEM 8. CHANGE IN FISCAL YEAR

The Registrant completed a merger effective February 20, 2003 where the Registrant was the surviving company. However, for accounting purposes, the second party to the merger is deemed to be the surviving party. The Registrant has determined that it is in the Registrant’s interest to adopt the year end of the second party to the merger. Therefore, effective February 20, 2003, the Registrant is changing its fiscal year end to December 31.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

March 31, 2003	GREAT WESTERN LAND AND RECREATION, INC.

By:

Jay N. Torok, President